LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned, hereby makes, constitutes and appoints George A. Villasana and Thomas Aucamp, as my true and lawful attorneys-in-fact, with full power and authority as hereinafter described on my behalf and in my name, place and stead to:

(1)
prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with the United States Securities and Exchange Commission and any national securities exchanges as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act") with respect to the securities of any issuer;

(2)
seek to obtain, as my representative and on my behalf, information on transactions in any issuer's securities from any third party, including brokers, employee benefit plan administrators and trustee, and I hereby authorize any such person to release any such information and approve and ratify any such release of information; and

(3)	perform any and all other acts which in the discretion of my attorney-in-fact are necessary or desirable for and on behalf of me in connection with the foregoing.

The undersigned acknowledges that:

(1)	this Power of Attorney authorizes, but does not require, my attorney-in-fact to act in his discretion on information provided to him without independent verification of such information;

(2)
any documents prepared and/or executed by my attorney-in-fact on my behalf pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his discretion, deems necessary or desirable;

(3)
my attorney-in-fact assumes no:  (i) liability for my responsibility to comply with the requirement of the Exchange Act, (ii) liability for my failure to comply with such requirements, or (iii) obligation or liability on my part for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)
this Power of Attorney does not relieve me from responsibility for compliance with my obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

I hereby give and grant the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as I might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of me, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect during the time period in which the undersigned is required to file reports pursuant to Section 16.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 9th day of May, 2011.

Signature:	/s/ Jeb Bush
Name:	John Ellis Bush